UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	June 8, 2009

RALCORP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Missouri	1-12619	43-1766315
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

800 Market Street, Suite 2900 Saint Louis, MO	63101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	314-877-7000

___________________________________________________________________________________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Only the items indicated below are covered by this report.

Item 7.01.	Regulation FD Disclosure.

Ralcorp Holdings, Inc. (“Ralcorp” ) has settled all of its remaining forward sale contracts related to a maximum of 4,060,100 of its shares of Vail Resorts, Inc. (“Vail”) by delivering 3,503,263 Vail shares.  Ralcorp now owns 2,690,843 shares of Vail or approximately 7% of Vail common shares outstanding.

As a result of Ralcorp’s reduced ownership of Vail, the Company will no longer use the equity method of accounting for its investment in Vail.  Instead, Ralcorp will carry its investment at fair value, with adjustments recorded to shareholders’ equity through other comprehensive income.  For the nine months ending June 30, 2009, Ralcorp expects to report approximately $9.9 million of non-cash equity in earnings of Vail, net of related deferred income taxes, or about $.17 per diluted Ralcorp common share.  The Company will not recognize any equity method earnings or loss for the remainder of its fiscal year.

The information in this report is being furnished, not filed, pursuant to Regulation FD. Accordingly, the information in Item 7.01 of this report will not be incorporated by reference into any registration statement filed by the Company under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference. The furnishing of the information in this report is not intended to, and does not, constitute a determination or admission by the Company that the information in this report is material or complete, or that investors should consider this information before making an investment decision with respect to any security of the Company or any of its affiliates.

Forward-Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements intended to be covered by the safe harbor provisions of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, including, without limitation, the statements regarding Ralcorp’s expected non-cash equity in earnings of Vail, net of related deferred income taxes, and the associated per share amount.  It is important to note that the Company’s actual results could differ materially from those projected in such forward-looking statements due to various risks and uncertainties, including without limitation, (i) the preliminary status of Ralcorp's estimates; (ii) the possibility Ralcorp may receive updated or different information from Vail that would affect such estimates; and (iii) the remote possibility that Ralcorp may record equity earnings or losses in the fourth quarter of fiscal 2009 as a result of either an increase in the level of influence over Vail's policies or a change in Ralcorp's portfolio such that Ralcorp has significant influence but not control over a particular investee.  Ralcorp does not undertake any obligation or plan to update these forward-looking statements, even though its situation may change.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

RALCORP HOLDINGS, INC.
(Registrant)

Date	June 8, 2009	By /s/T. G. Granneman
T. G. Granneman
Duly Authorized Signatory and
Chief Accounting Officer